UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2007

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Digimarc Corporation (the “Company”) is filing this Amendment No. 1 to Form 8-K to correct a typographical error in Exhibit No. 99.1 to the Form 8-K it furnished to the Securities and Exchange Commission on December 5, 2007. Specifically, ID Systems is expected to account for approximately $97 million of expected revenues for 2007, not $93 million as originally reported.

Exhibit 99.1 to the previously filed Current Report on Form 8-K is hereby replaced with the attached Exhibit 99.1, which is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except to the extent the Company specifically incorporates it by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Open letter from Digimarc Chairman and CEO Bruce Davis, dated December 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 5, 2007

		By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

DIGIMARC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Open letter from Digimarc Chairman and CEO Bruce Davis, dated December 5, 2007.